SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 11, 2004

                               ------------------

                           DRAGON PHARMACEUTICAL INC.
               (Exact Name of Registrant as Specified in Charter)


             Florida                        0-27937             65-0142474
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)


         1055 Hastings Street, Suite 1900                          V6E 2E9
           Vancouver, British Columbia                           (Zip Code)
      (Address of Principal Executive Offices)




       Registrant's telephone number, including area code: (604) 669-8817

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

     On June 14, 2004, Dragon Pharmaceutical, Inc. ("Dragon") announced that it had executed a Share Purchase Agreement with Oriental Wave Holding Ltd., a company incorporated under the laws of the British Virgin Islands ("Oriental Wave") and the shareholders of Oriental Wave dated June 11, 2004. Under the Share Purchase Agreement, Dragon will purchase all of Oriental Wave's shares in consideration for the issuance of shares of common stock of Dragon. The acquisition of Oriental Wave is subject to a number of conditions, including the approval by Dragon's shareholders of the issuance of Dragon's shares of common stock to the Oriental Wave shareholders.

     Oriental Wave is a private company and through its wholly-owned subsidiary, Shanxi Weiqida Pharmaceutical Co., Ltd., is engaged in the production of chemical intermediates and active pharmaceutical ingredients and the formulation, marketing and sale of generic drugs. Assuming the acquisition is completed, Oriental Wave will become a wholly-owned subsidiary of Dragon and the current Oriental Wave shareholders will own approximately 68.35% of Dragon.

     A copy of the June 14, 2004 press release is attached as an exhibit.

Item 7. Financial Statements and Exhibits

        Exhibit No.    Exhibit Description
        ----------     -------------------
          10.16        Share Purchase Agreement Among Dragon Pharmaceutical,
                       Inc., Oriental Wave Holding  Ltd., and Yan-Lin Han,
                       Zhan Guo-Weng and Xue-Mei Liu.

           99.1        Press release announcing agreement with Oriental Wave


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DRAGON PHARMACEUTICAL INC.


Date: June 21, 2004                   By:     /s/ Matthew Kavanagh
                                              ----------------------------------
                                       Name:  Matthew Kavanagh
                                       Title: Director of Finance and Compliance
                                             (Principal Financial and Accounting
                                              Officer)